Exhibit 99.1

Duke Robotics Appoints Capital Markets and Public Company Finance Veteran Avi Levin as Chief Financial Officer

Seasoned Finance Executive with Extensive Experience Across Nasdaq-Listed Companies and Institutional Firms to Support Duke’s Growth Strategy

Strengthens Executive Leadership Team to Accelerate Growth Plans as Company Seeks to Scale Innovative Drone Platforms Across Defense and Civilian Markets

FT. LAUDERDALE, FL, September 17, 2026 - Duke Robotics Corp. (Nasdaq: DUKR; DUKRW) (“Duke Robotics” or the “Company”), a leader in advanced robotics and drone-based solutions for civilian and defense markets, today announced the appointment of Avi Levin as Chief Financial Officer, effective October 1, 2026. Mr. Levin succeeds Shlomo Zakai, who is expected to continue providing financial and corporate consulting services to the Company to support a seamless transition of financial operations.

The appointment comes as Duke Robotics enters an accelerated growth phase following its recent Nasdaq uplisting and the arrival of Chief Executive Officer Yiftach Kleinman. As the Company looks to scale commercial adoption of its drone platforms across defense and civilian markets, and expand its offerings, the Company believes Mr. Levin will play a key role in developing Duke’s financial strategy, capital allocation, and corporate initiatives to support its growing operational footprint and strategic expansion plans.

“Since assuming the role of Chief Executive Officer, my focus has been to accelerate our operational tempo and assemble the executive leadership required to execute our growth strategy,” said Yiftach Kleinman, Chief Executive Officer of Duke Robotics. “Duke is at a pivotal inflection point. In the civilian sector, our utility grid solutions are commercially validated and addressing an urgent need for power infrastructure resilience amid rising geopolitical challenges and surging energy demand associated with, among other things, artificial intelligence. In defense, our battle-tested platforms are advancing toward broader commercialization. Bringing on an executive of Avi’s caliber is central to pursuing this market opportunity. He brings a rare combination of deep capital markets experience, proven public company CFO leadership, and strategic transaction expertise that we believe will be instrumental in scaling our business. On behalf of our Board of Directors and the entire Company, I also want to thank Shlomo Zakai for his dedicated financial stewardship through our Nasdaq uplisting, and we look forward to his continued support.”

Mr. Levin is an accomplished financial executive and certified public accountant with more than two decades of corporate finance, capital markets, and institutional leadership experience across the United States and Israel. Throughout his career, he has raised more than $130 million through private placements and public offerings with Nasdaq-listed issuers. He previously served as Chief Financial Officer of Ability Inc. (NASDAQ: ABIL), where he helped lead three Nasdaq offerings, raising an aggregate of $100 million. He also served as Chief Financial Officer of RAD Data Communications, a leading global telecommunications provider with over $150 million in annual revenue, where he managed a 49-person global finance and IT organization across 11 subsidiaries and led the company’s official Nasdaq IPO readiness initiative. Mr. Levin also served as Chief Financial Officer of enterprise AI software provider BlackSwan Technologies, securing a $30 million institutional financing round. Most recently, he served as a senior financial advisor and executive consultant, advising late-stage technology companies on U.S. capital raising, IPO readiness, and strategic transactions.

Earlier in his career, Mr. Levin worked in New York City at Credit Suisse (now part of UBS), where he worked on initial public offerings, follow-on equity offerings, and debt financings for NYSE-listed companies. He previously held corporate finance and controller positions at Broadridge Financial Solutions (NYSE: BR), where his responsibilities included acquisition accounting and post-merger integration, and served as Financial Reporting Manager at Overseas Shipholding Group (now International Seaways, NYSE: INSW). He began his career in the audit practice of PricewaterhouseCoopers (PwC) in its San Jose, California and Tel Aviv offices. Mr. Levin holds a Master of Business Administration (MBA) from the NYU Stern School of Business and a Bachelor of Arts in Economics and Accounting from Ben-Gurion University of the Negev. He is a Certified Public Accountant (CPA) in both the United States and Israel.

“I am thrilled to join Duke Robotics at such an exciting stage in its development,” said Avi Levin, incoming Chief Financial Officer. “Duke has developed innovative, proprietary drone technologies that I believe address clear and urgent operational needs across critical industries. With a strong public company platform on Nasdaq and energized leadership under Yiftach, the Company is positioned to pursue its growth strategy. I look forward to partnering closely with Yiftach, our Board of Directors, and our talented team to strengthen our financial foundation, support our strategic expansion, and drive long-term value for our shareholders.”

About Duke Robotics

Duke Robotics Corp. (Nasdaq: DUKR; DUKRW) develops advanced stabilization and autonomous robotic drone systems for both civilian and defense markets. The Company’s Insulator Cleaning Drone (IC Drone) is a first-of-its-kind, drone-enabled system for cleaning and monitoring high-voltage electric utility insulators. Leveraging Duke’s technologies, the IC Drone provides a safer, more efficient, and cost-effective alternative method. AEROTRACE™ is the Company’s AI-powered aerial monitoring and intelligence platform for infrastructure operators, designed to deliver actionable insights for asset assessment and proactive maintenance. In defense, through a collaboration agreement with Elbit Systems Land Ltd. (“Elbit”), the Bird of Prey weapons drone system is an agile, fully stabilized remote weapon system designed for non-line-of-sight and stand-off engagements, marketed by Elbit under the brand name Bird of Prey (formerly known as TIKAD). For additional Company information, please visit https://dukeroboticsys.com and follow us on Twitter (X) and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “future” and similar expressions, or future or conditional verbs such as “will,” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs, assumptions, and information currently available to us. For example, we are using forward-looking statements when we discuss the leadership transition and its anticipated benefits, the anticipated timing of Mr. Levin’s commencement of employment, the expected ongoing advisory role of Mr. Zakai, the anticipated benefits of Mr. Levin’s financial leadership and transaction background to the Company’s strategy and capital structure, the Company’s ability to accelerate operational execution and pipeline expansion, and the Company’s opportunities across the defense and energy-infrastructure sectors and beyond. Our actual results may differ materially from those expressed or implied due to known or unknown risks and uncertainties. These include, but are not limited to, risks related to the successful integration of new leadership, the successful market adoption of our technologies, the continued development and refinement of our technology, our ability to effectively collaborate with Elbit Systems, fluctuations in foreign currency exchange rates, operational challenges associated with marketing activities in new markets, economic conditions that may affect defense spending and infrastructure investment, geopolitical factors that could impact business operations, regulatory challenges in various regions, and competition from technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:

Duke Robotics Corp.
invest@dukeroboticsys.com

Investor Relations Contact:

Arx Investor Relations
North American Equities Desk
duke@arxhq.com